Exhibit 10.3

EMERGE ENERGY SERVICES, LP

2013 LONG-TERM INCENTIVE PLAN

FORM OF RESTRICTED UNIT AGREEMENT

Pursuant to this Restricted Unit Agreement, dated as of [                     ] (the “Agreement”), Emerge Energy Services GP, LLC (the “Company”), as the general partner of Emerge Energy Services LP (the “Partnership”), hereby grants to [                     ] (the “Participant”) the following award of Restricted Units (the “Restricted Units”), pursuant and subject to the terms and conditions of this Agreement and the Emerge Energy Services LP 2013 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this award are as follows:

Number of Restricted Units:  [           ]

Grant Date:  [                    ]

Vesting of Restricted Units:  Subject to the Participant’s continued Service as an Director, [               ] percent ([    ]%) of the Restricted Units shall vest [               ].  Any Restricted Units which have not yet become vested in accordance with the foregoing are referred to in this Agreement as “Unvested Units.”

Termination of Unvested Units:  In the event of a termination of the Participant’s Service for any reason, all Unvested Units that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.

TERMS AND CONDITIONS OF RESTRICTED UNITS

1.                                      Grant.  The Company hereby grants to the Participant, as of the Grant Date, an award of Restricted Units as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement and the Plan.

2.                                      Vesting and Termination.

(a)                                 Vesting.  Subject to Section 2(b) below, the Restricted Units shall vest in such amounts and at such times as are set forth in the Grant Notice above.  Once the applicable Restricted Units become vested in accordance with the provisions of the Grant Notice, such Units shall no longer be considered “Unvested Units.”

(b)                                 Forfeiture.  Notwithstanding the foregoing, in the event of a termination of the Participant’s Service for any reason, all Unvested Units that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.  No portion of the Unvested Units which has not become vested at the date of the Participant’s termination of Service shall thereafter become vested.

3.                                      Restricted Period.  The period during which any Restricted Units remain unvested is referred to herein as the “Restricted Period.”  During the Restricted Period, the Participant shall not sell, assign transfer, pledge, exchange, hypothecate or otherwise dispose of any Unvested Units.

4.                                      Ownership Rights; Distributions.  The Participant shall, subject to the terms and restrictions of this Agreement and the Plan, have all rights with respect to the Restricted Units awarded hereunder, whether or not vested in accordance with Section 2 above, and the right to receive all distributions (whether in the form of cash, units, other securities or other property), paid or delivered thereon from and after the date hereof, provided, however, that during the Restricted Period, distributions (whether in the form of cash, units, other securities or other property) paid or delivered on any Unvested Units shall be credited to a bookkeeping account for the benefit of the Participant. In the event of the forfeiture of any Unvested Units, the Participant shall have no further rights with respect to such Unvested Units and shall forfeit any such distributions credited to the account for the benefit of the Participant which are related to the forfeited Restricted Units. To the extent Restricted Units shall become vested and the restrictions imposed thereon shall have lapsed pursuant to Paragraph 4 above, all such distributions, if any, credited to the account for the benefit of the Participant shall be distributed to the Participant without interest.  Such distribution shall occur as soon as practicable, but no later than forty-five (45) days following date on which vesting occurs and the restrictions lapse.

5.                                      Tax Withholding.  The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Restricted Units.  In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company and/or its Affiliates shall withhold Units in respect of the vesting such Restricted Units having a fair market value equal to the sums required to be withheld.  In the event that Units are used to satisfy such withholding obligations, the number of Units which shall be so withheld shall be limited to the number of Units which have a fair market value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code) on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

6.                                      Delivery.  Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Restricted Units issued pursuant to this Agreement and instead such Restricted Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator).  All certificates for Restricted Units issued pursuant to this Agreement and all Restricted Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which such Restricted Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.  In addition, in the event any certificates are issued in relation to the Restricted Units, the Company or the Partnership shall retain physical possession and custody of each certificate representing Restricted Units until such time as the Restricted Units become vested and the restrictions thereon lapse, as provided in Section 2. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

7.                                      Partnership Agreement.  The Restricted Units granted hereunder shall be subject to the terms of the Plan and the terms of the Partnership Agreement.  Upon the issuance of Restricted Units to the Participant, the Participant shall, automatically and without further action on his or her part, (a) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Restricted Units, and (b) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.

8.                                      No Effect on Service.  Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the continued service of the Company or any of its Affiliates.  Furthermore, the Company and its Affiliates may at any time terminate the Participant’s Service free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company, the Partnership or any Affiliate thereof.

9.                                      Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

10.                               Tax Consultation.  None of the Board, the Committee, the Company nor the Partnership has made any warranty or representation to the Participant with respect to the tax consequences of the issuance or disposition of the Restricted Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the Restricted Units granted pursuant to this Agreement.  The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Restricted Units.

11.                               Amendments, Suspension and Termination.  To the extent permitted by the Plan,

this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee.  Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.

12.                               Lock-Up Agreement.  The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any of its Affiliates, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith.  The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.  Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.

13.                               Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Units are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.                               Adjustments; Clawback.  The Participant acknowledges that the Restricted Units are subject to modification and termination in certain events as provided in this Agreement and Section 7 of the Plan.  The Participant further acknowledges that the Restricted Units and Units issuable hereunder are subject to clawback as provided in this Section 8(o) of the Plan.

15.                               Successors and Assigns.  The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership.  Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

16.                               Governing Law.  The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

17.                               Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

[Signature page follows]

The Participant’s signature below indicates the Participant’s agreement with and understanding that this Award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.  The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of Restricted Units.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

EMERGE ENERGY SERVICES GP, LLC,
a Delaware limited liability company

By:
Name:
Title:

EMERGE ENERGY SERVICES LP,
a Delaware limited partnership

By: Emerge Energy Services GP, LLC
Its: General Partner

By:
Name:
Title:

“PARTICIPANT”

[Name]